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EXHIBIT INDEX

6(a) Copy of Distribution Agreement between Strategist World Fund, Inc. on behalf of Strategist World Growth Fund and Strategist World Income Fund and American Express Service Corporation.

6(b) Copy of Distribution Agreement between Strategist World Fund, Inc. on behalf of Strategist Emerging Markets Fund and Strategist
World Technologies Fund and American Express Service Corporation.

8(a) Copy of Custodian Agreement between Strategist World Fund,
Inc., on behalf of Strategist World Growth Fund and Strategist
World Income Fund and American Express Trust Company.

8(b) Copy of Custodian Agreement between Strategist World Fund,
Inc., on behalf of Strategist Emerging Markets and Strategist World Technologies Fund, an American Express Trust Company.

8(c) Copy of Addendum to the Custodian Agreement between Strategist World Fund, Inc., on behalf of Strategist World Growth Fund and
Strategist World Income Fund, American Express Trust Company and
American Express Financial Corporation.

8(d) Copy of Addendum to the Custodian Agreement between Strategist World Fund, Inc. on behalf of Strategist Emerging Markets and
Strategist World Technologies, American Express Trust Company and
American Express Financial Corporation.

9(a) Copy of Transfer Agency Agreement between Strategist World
Fund, Inc. on behalf of Strategist World Growth Fund and Strategist World Income Fund and American Express Financial Corporation.

9(b) Copy of Transfer Agency Agreement between Strategist World
Fund, Inc. on behalf of Strategist Emerging Markets Fund and
Strategist World Technologies Fund and American Express Financial
Corporation.

9(c) Copy of Administrative Service Agreement between Strategist
World Fund, Inc. on behalf of Strategist World Growth Fund and
Strategist World Income Fund and American Express Financial
Corporation.

9(d) Copy of Administrative Services Agreement between Strategist
World Fund, Inc., on behalf of Strategist Emerging Markets and
Strategist World Technologies and American Express Financial
Corporation.

9(e) Copy of Agreement and Declaration of Unitholders between IDS Global Series, Inc., on behalf of IDS Global Bond Fund and Strategist World Fund, Inc. on behalf of Strategist World Income Fund.
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9(f) Copy of Agreement and Declaration of Unitholders between IDS
Global Series, Inc., on behalf of IDS Global Growth Fund and Strategist World Fund, Inc., on behalf of Strategist World Growth Fund.

9(g) Copy of Agreement and Declaration of Unitholders between IDS
Global Series, Inc., on behalf of IDS Emerging Markets Fund and
Strategist World Fund, Inc., on behalf of Strategist Emerging
Markets Fund.

9(h) Copy of Agreement and Declaration of Unitholders between IDS
Global Series, Inc., on behalf of IDS Innovations Fund and
Strategist World Fund, Inc., on behalf of Strategist World
Technologies Fund.

11  Consent of independent auditors.

13(b) Subscription agreement dated April 16, 1996.

13(c) Share Purchase Agreement dated April 16, 1996.

15(a) Copy of Plan and Agreement of Distribution between Strategist World Fund, Inc. on behalf of Strategist World Growth Fund and
Strategist World Income Fund and American Express Service
Corporation.

15(b) Copy  of Plan and Agreement of Distribution between
Strategist World Fund, Inc., on behalf of Strategist Emerging
Markets Fund, Strategist World Technologies Fund and American
Express Service Corporation.

17.  Financial Data Schedules